Exhibit 10.5(b)

AMENDMENT TO THE FPIC INSURANCE GROUP, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amendment to the FPIC Insurance Group, Inc. Supplemental Executive Retirement Plan (this “Amendment”), dated as of  December 31, 2008, amends the FPIC Insurance Group, Inc. Supplemental Executive Retirement Plan (the “SERP”) by and  between FPIC Insurance Group, Inc. (the “Company”) and William R. Russell and Steven R. Smith (collectively, the “Executives”).

      WHEREAS, the Company established the SERP, effective January 1, 1996 and amended and restated January 1, 1999; and

WHEREAS, pursuant to Section 885(f) of the American Jobs Creation Act of 2004, Public Law 108-357 (the “Act”), the provisions of Section 409A of the  Internal Revenue Code of 1986, as amended (“Section 409A”), will be applicable to  certain nonqualified deferred compensation plans, as defined in such Section 409A, with respect to amounts deferred after December 31, 2004; and

WHEREAS, amounts deferred and vested on or prior to December 31, 2004 will not be subject to Section 409A provided that the plan under which the deferred amounts were made is not materially modified after October 3, 2004 (“Grandfathered Amounts”); and

WHEREAS, the SERP provided Grandfathered Amounts for the Executives and the Company now desires to amend the SERP to freeze the retirement benefits for the Executives, as of December 31, 2004, and to provide that no new Participants will be eligible to participate in the SERP, effective as of December 31, 2008; and

WHEREAS, under the provisions of Section 409A, this Amendment is not a material modification of the SERP;

NOW THEREFORE, the SERP for the Executives is hereby amended as follows:

1.          The Excess Benefit Plan is hereby amended as of the date hereof to add the following text to the end of the Preamble:

“To comply with the requirements of Section 409A of the Code with regards to grandfathered deferred compensation, effective December 31, 2004, the Retirement Benefits of Participants are frozen and no additional Service or Vesting shall be permitted after that date.  Effective December 31, 2008, no new Participants will be eligible to participate in the Plan.”

2.          Except as hereby amended, the SERP shall remain in full force and effect.

3.          This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has executed this Amendment on the day and year first above written.

FPIC INSURANCE GROUP, INC.

By:	/s/ T. Malcolm Graham
Name: T. Malcolm Graham
Title: General Counsel and Secretary